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                                    Exhibit 1


                             JOINT FILING AGREEMENT


     Joint Filing Agreement, dated February 2, 2000, between Maurizio Vecchione and Andrea Vecchione.

     The undersigned hereby agree that this statement on Schedule 13-D with respect to the beneficial ownership of shares of Common Stock of Styleclick.com Inc. is filed jointly on behalf of each of them.


Date:  February 2, 2000                By:  /s/ Maurizio Vecchione
                                          --------------------------------------
                                            Maurizio Vecchione, an individual


                                       By:  /s/ Andrea Vecchione
                                          --------------------------------------
                                            Andrea Vecchione, an individual